UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2014

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 4, 2014, PhotoMedex, Inc. ("PHMD") and its subsidiaries Radiancy, Inc.; LCA-Vision, Inc.; PhotoMedex Technology, Inc.; and Lumiere, Inc. (collectively, the "Company"), entered into an Amended and Restated Forbearance Agreement (the "Amended Forbearance Agreement") with the lenders (the "Lenders") that are parties to the Credit Agreement dated May 12, 2014, and with JP Morgan Chase ("Chase"), as Administrative Agent for the Lenders.

Under the Credit Agreement, the Company obtained $85 million in senior secured credit facilities ("the Facilities"), which included a $10 million revolving credit facility and a $75 million four-year term loan. The Credit Agreement contained financial covenants, including a maximum leverage covenant and a minimum fixed charge covenant, which the Company is required to maintain; the targets for those covenants are determined quarterly based on a rolling average of the past four quarters of financial data.  As stated in the Amended Forbearance Agreement, the Company had failed to meet both financial covenants for the fiscal quarters ending prior to December 31, 2014 (collectively, the "Specified Events of Default") and consequently is in default of the Facilities. On August 4, 2014, the Company received a notice of default and a reservation of rights from Chase and engaged a third-party independent advisor to assist the Company in negotiating a longer term solution to the defaults. The parties had entered into an initial Forbearance Agreement (the “Initial Forbearance Agreement”) on August 25, 2014; information on that Initial Forbearance Agreement is available in the Form 8-K filed  by the Company on August 25, 2014.

Pursuant to the terms of the Amended Forbearance Agreement, the Lenders have agreed to forbear from exercising their rights and remedies with respect to the Specified Events of Default from August 25, 2014 until February 28, 2014, or earlier if an event of default occurs (the "Forbearance Period").  The Company agreed to make prepayments on the term loan of $937,500 each on November 1 and December 1, 2014, and on January 1 and February 1, 2015, which will be applied in direct order of maturity.  The Company also agreed that, on or before the second business day after certain dates set forth in the Amended Forbearance Agreement, the Company would pay against the revolving loans an amount equal to 75% of cash-on-hand that exceeded $18 million.  In addition, the Company will make a payment of $1.5 million toward the revolving loans on or before February 16, 2015.  The interest rates on the Loans under the Credit Agreement will increase beginning November 1, 2014 to the CB Floating Rate plus 4.00%; an additional 2% will be added to that rate upon the occurrence and continuance of any default or event of default (other than a specified event of default).

The Company has retained the services of both Getzler Henrich, a third-party independent business advisor, as well as Canaccord Genuity, a banking and financial services company.  During the Forbearance Agreement, the Company and these advisors will prepare and distribute offering memoranda and other marketing materials to prospective lenders with regard to a proposed credit facility for the Company, the proceeds of which would be in an amount sufficient to repay in full and in cash the Company’s obligations under the Credit Agreement.  The closing of such a Refinancing would occur no later than the end of the Forbearance Period.

The Company agreed to limit certain capital expenditures to $552,000, except for those involving the Company's XTRAC® or VTRAC® medical devices, and will not make investments or acquire any other interests in affiliated companies except as agreed to by the Lenders.  The Company also agreed to execute certain documents pledging 64,896 shares of Radiancy (Israel) Ltd. and 13,000 shares of PhotoMedex Korea Ltd., as well as a Subordination Agreement in favor of the Administrative Agent and the Lenders with respect to the Company’s secured loan to its subsidiary, PhotoMedex Technology, Inc.

The Amended Forbearance Agreement is also subject to customary covenants, including limitations on the incurrence of or payments on indebtedness to other persons or entities and requirements that the Company provide periodic financial information and information regarding the status of outstanding litigation involving the Company and its subsidiaries to the Lenders.

If, by the end of the Forbearance Period, the Company and its Lenders have not entered into another forbearance agreement or otherwise reached an agreement regarding the Credit Agreement and the Facilities, the Lenders have the right to declare all of the obligations under the Credit Agreement and Facilities due and payable, including principal and interest, as authorized by the Credit Agreement, and to enforce additional obligations under the Amended Forbearance Agreement. Such a result would have a material adverse effect on the Company and its financial condition.

As consideration for the Lender's entry into the Forbearance Agreement, the Company paid the Lender a fee of $195,937.50.

The foregoing description of the Amended Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Forbearance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 under the heading “Risk Factors” in each of those reports. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this filing. You should read this Current Report on Form 8-K completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify our forward-looking statements by our cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ITEM 8.01	Other Events

On November 4, 2014, PhotoMedex, Inc. (the “Company”) issued a press release entitled “PHOTOMEDEX AGREES TO AMENDED FORBEARANCE AGREEMENT WITH SECURED CREDITORS, ENGAGES CANACCORD GENUITY TO EVALUATE STRATEGIC ALTERNATIVES”, announcing the Company has entered into an Amended and Restated Forbearance Agreement (the “Amended Forbearance Agreement”) with respect to its Credit Agreement dated May 12, 2014 and the Initial Forbearance Agreement dated August 25, 2014 by and among PhotoMedex, Inc. as borrower and the Lenders as parties thereto, and JPMorgan Chase Bank, N.A. (the “Administrative Agent”), acting on behalf of secured creditors as the administrative agent.

ITEM 9.01	Financial Statements and Exhibits

(d)            Exhibits.

10.1           Amended and Restated Forbearance Agreement dated November 4, 2014

99.1           Press Release dated November 4, 2014 issued by PhotoMedex, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: November 4, 2014	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Forbearance Agreement dated November 4, 2014

99.1	Press Release dated November 4, 2014 issued by PhotoMedex, Inc.